Exhibit 10.2
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

SEVENTH AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT
This Seventh Amendment to Collaboration and License Agreement (this “Amendment”) is entered into as of April 6, 2026 (the “Amendment Date”) by and between Genzyme Corporation, a Massachusetts corporation (“Sanofi”), and Nurix Therapeutics, Inc., a Delaware corporation (“Nurix”). Sanofi and Nurix are each referred to herein by name or, individually, as a “Party” or, collectively, as the “Parties.”
Recitals
WHEREAS the Parties entered into that certain Collaboration and License Agreement (as amended by the Prior Amendments defined below, the “Agreement”), dated December 19, 2019, that certain First Amendment to Collaboration and License Agreement, dated January 6, 2021 (the “First Amendment”), that certain Second Amendment to Collaboration and License Agreement, dated December 16, 2021 (the “Second Amendment”), that certain Third Amendment to Collaboration and License Agreement, dated July 7, 2022 (the “Third Amendment”), that certain Fourth Amendment to Collaboration and License Agreement, dated August 11, 2022 (the “Fourth Amendment”), that certain Fifth Amendment to Collaboration and License Agreement, dated November 3, 2023 (the “Fifth Amendment”), and that certain Sixth Amendment to Collaboration and License Agreement, dated March 6, 2024 (the “Sixth Amendment” and, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, the “Prior Amendments”);
WHEREAS License Term Extension occurred for the Collaboration Target [*] on [*], and for the Collaboration Target STAT6 on [*];
WHEREAS the Parties wish to enter into this Amendment to enable Sanofi to continue to conduct Research to make new compounds Directed To STAT6 and [*], in each case after the expiration of the Collaboration Target Research Term applicable to STAT6 or [*] and during the term of the Collaboration License applicable to STAT6 or [*], subject to the terms and conditions further described herein; and
WHEREAS the Parties wish to further amend the Agreement to clarify the Parties’ rights and obligations after the Agreement or a Collaboration Target is terminated.
Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, in accordance with Section 18.5 of the Agreement, the Parties agree as follows:

1.Defined Terms. As used in this Amendment, capitalized terms, whether used in the singular or plural form, that are not defined herein shall have the meanings ascribed to such terms in the Agreement.
2.Amendments.
(a)Section 1.127 of the Agreement is hereby deleted in its entirety and replaced with the following:
(b)1.127 “Licensed Product” means any pharmaceutical preparation in final form containing (a) a CTM (including any Development Candidate) that has relevant pharmacological activity and is Directed To a Collaboration Target, (b) a Selected Target Binder or Collaboration [*] that is Directed To a Collaboration Target and itself has relevant pharmacological activity (each, a “Standalone Target Binder”), in each case of (a) and (b), that was identified (except for [*]), synthesized and Researched by or on behalf of Nurix or its Affiliates and/or, solely in the case of Collaboration [*], Sanofi or its Affiliates, in each case pursuant to a Research Plan, prior to the expiration of the applicable Collaboration Target Research Term, or (c) a Research Plan Completion Licensed Compound, in each case of (a), (b), and (c), whether alone or as part of a Combination Product, and in all presentations and formulations including manner of delivery and dosage.
(c)Each of Section 1.151 and Section 1.152 of the Agreement is hereby deleted and replaced with the following sections:
1.151 “Nurix Know-How” means any and all Know-How Controlled by Nurix or any of its Affiliates as of the Execution Date or thereafter during the Term which is necessary or useful for the Research, Development, Manufacture or Commercialization of one or more CTMs, Target Binders, Standalone Target Binders, Development Candidates, Research Plan Completion Licensed Compounds or Licensed Products in the Field in the Territory.
1.152 “Nurix Patent” means any Patent Controlled by Nurix or any of its Affiliates as of the Execution Date or thereafter during the Term that is used or believed necessary for the Research, Development, Manufacture or Commercialization of one or more CTMs, Target Binders, Standalone Target Binders, Development Candidates, Research Plan Completion Licensed Compounds or Licensed Products in the Field in the Territory.

(d)Section 1.239 of the Agreement is hereby deleted in its entirety and replaced with the following:
(e)1.239 “Valid Claim” means any [*], in an issued and unexpired Patent within (a) the Foreground IP that is [*], or (b) the Foreground IP that is [*], and in each case (of (a) and (b)) that is [*], which issued Patent has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise.

(f)Section 1.245 of the Agreement is hereby deleted in its entirety and replaced with the following:
(g)1.245    “STAT6 Sanofi Background IP” means Background IP Controlled by Sanofi consisting solely of: (a) Patents covering inventions that (i) were conceived or reduced to practice on or before [*] for [*] (even if such Patents were applied for or issued after such date), (ii) are [*] into a [*] or a [*] pursuant to Section 2.9.1 (Information Sharing), and (iii) [*], pursuant to Section 17.7.3(c); and (b) Know-How that (i) was in existence on or before [*] for the [*], (ii) with respect to a [*], and (iii) [*]. The term “STAT6 Sanofi Background IP” shall expressly exclude (A) [*], (B) [*], and (C) [*], and (D) [*]. For clarity, the foregoing (D) expressly excludes [*].
(h)Section 1.249 of the Agreement is hereby deleted in its entirety and replaced with the following:
(i)1.249    “[*] Sanofi Background IP” means Background IP Controlled by Sanofi consisting solely of: (a) Patents covering inventions that (i) were conceived or reduced to practice on or before [*] for the [*] (even if such Patents were applied for or issued after such date), (ii) are [*] into a [*] or a [*] pursuant to Section 2.9.1 (Information Sharing), and (iii) [*], pursuant to Section 17.7.3(c); and (b) Know-How that (i) was in existence on or before [*], (ii) with respect to [*], and (iii) [*]. The term “[*] Sanofi Background IP” shall exclude (A) [*], (B) [*], and (C) [*], and (D) [*]. For clarity, the foregoing (D) expressly excludes [*].
(j)A new Section 1.252 is hereby added to the Agreement which shall provide as follows:
(k)1.252    “Research Plan Completion Licensed Compounds” means all Research Plan Completion STAT6 Compounds and all Research Plan Completion [*] Compounds
(l)A new Section 1.253 is hereby added to the Agreement which shall provide as follows:
(m)1.253    “Research Plan Completion [*] Compound” means each small molecule that is Researched by or on behalf of Sanofi or its Affiliates and is (a) Directed To and Modulates [*] and (b)(i) discovered or derived from a DEL screen for [*] (without corresponding deoxyribonucleic acid tag), (ii) is discovered or derived using Nurix Foreground IP or Joint Foreground IP, or (iii) otherwise Researched by or on behalf of Sanofi or its Affiliates using Confidential Information owned by Nurix or jointly owned by Nurix and Sanofi that is reduced to writing and delivered to or otherwise made available to Sanofi through email communication, a virtual data room, or other means with reasonable record retention and/or tracing capability; in each case of (a) and (b), after the expiration of the Research Term with respect to the Additional Collaboration Target [*] and during the term of the Collaboration License applicable to the Additional Collaboration Target [*].

(n)A new Section 1.254 is hereby added to the Agreement which shall provide as follows:
(o)1.254    “Research Plan Completion STAT6 Compound” means any small molecule that is Researched by or on behalf of Sanofi or its Affiliates and is (a) Directed To and Modulates STAT6 and (b)(i) discovered or derived from a DEL screen for STAT6 (without corresponding deoxyribonucleic acid tag), (ii) is discovered or derived using Nurix Foreground IP or Joint Foreground IP, or (iii) otherwise Researched by or on behalf of Sanofi or its Affiliates using Confidential Information owned by Nurix or jointly owned by Nurix and Sanofi that is reduced to writing and delivered to or otherwise made available to Sanofi through email communication, a virtual data room, or other means with reasonable record retention and/or tracing capability; in each case of (a) and (b), after the expiration of the Research Term with respect to the Initial Collaboration Target STAT6 and during the term of the Collaboration License applicable to the Initial Collaboration Target STAT6.

(p)Section 2.7.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
(q)2.7.1    Research Term. The Research activities assigned to Nurix hereunder will commence, on a Research Program-by-Research Program basis, on the first date of the Collaboration Target Research Term for such Research Program and shall end upon the expiration of the Research Term. For clarity, solely with respect to the Collaboration Targets STAT6 and [*], after the expiration of the applicable Research Term and during the applicable term of the Collaboration License for such Collaboration Target, Sanofi may continue to conduct Research activities to identify other new compounds that are Directed to STAT6 and [*] in accordance with the terms and conditions hereunder.
(r)Section 2.9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
(s)2.9.1    Information Sharing.
(t)During the applicable Collaboration Target Research Term at each meeting of the JRC or as otherwise agreed by the Parties, the JRC shall review written reports or presentations regarding each Party’s activities (as applicable) with respect to the Research of respective CTMs, Target Binders, Development Candidates and Licensed Products. Each report or presentation under this Section 2.9.1 (Information Sharing) will cover such activities since the previous JRC meeting, including a summary of results, information, chemical structures and data with respect to such Target Binders, CTMs, Development Candidates and Licensed Products. Upon request by the JRC or by the other Party, a Party will provide the JRC with such other information and such additional access to records with respect to Target Binders, CTMs, Development Candidates and Licensed Products as the JRC or such other Party may reasonably request for the conduct or evaluation of the respective Research Programs, including the underlying information used to create such summaries, such as data listings, data sets and programs used for the analyses collected by a Party in the course of conducting its activities with respect to the respective Target Binders, CTMs, Development Candidates and Licensed Products.
(u)With respect to the Initial Collaboration Target STAT6 and the Additional Collaboration Target [*], after the end of their respective Collaboration Target Research Terms and until Sanofi’s delivery of the respective Profit/Loss Share Data Package, Sanofi shall provide to Nurix (i) [*] in accordance with Schedule 2.9.1 attached hereto, and (ii) [*]. For updates contemplated by the foregoing clause (b)(ii), each Party shall appoint a primary point of contact promptly after the Amendment Date. For clarity, nothing in this Section 2.9.1 will modify Parties’ rights and obligations under Article 14 (Confidentiality). Further for the avoidance of doubt, Parties acknowledge that information provided in accordance with Schedule 2.9.1 comprises sensitive technical information and may not be publicly disclosed without Sanofi’s prior written consent.

(v)Section 2.10.1 (Target Exclusivity) of the Agreement is hereby deleted in its entirety and replaced with the following:
(w)2.10. 1 Target Exclusivity. Nurix will not conduct, and will cause its Affiliates to not conduct, by itself or themselves, or in collaboration with or on behalf of any Third Party, any Research, Development, Manufacture or Commercialization activities with respect to (a) any Collaboration Target for the period of time [*] applicable to such Collaboration Target, including such activities with respect to any compound Directed To such Collaboration Target alone or together with any other Target(s), (b) any Replaced Collaboration Target, any Collaboration Target terminated by Sanofi pursuant to ARTICLE 17 (Term and Termination), or any other Collaboration Target for which a License Term Extension does not occur within the License Extension Fee Timeframe, for a period of [*] after the date Sanofi has exercised its Collaboration Target Substitution Right with respect to any such Replaced Collaboration Target, the effective date of any such termination by Sanofi, or the last day of the License Extension Fee Timeframe (in each case as applicable), including such activities with respect to any compound Directed To such Target alone or together with any other Target(s), and (c) any Reserved Target during the Research Term, including such activities with respect to any compound Directed To such Target alone or together with any other Target(s) (each such time period a “Target Exclusivity Period”), in each case (a), (b) and (c) other than such Research activities expressly contemplated herein. Notwithstanding anything to the contrary in this Agreement, including the foregoing clause (b), if Sanofi exercises its Collaboration Target Substitution Right to replace [*], then the Target Exclusivity Period with respect to [*], as applicable, shall be a period of [*] after the date Sanofi has exercised its Collaboration Target Substitution Right with respect to such Target and not [*]: Notwithstanding anything to the contrary in this Agreement, including the foregoing clause (b), the Target Exclusivity Period for the Initial Collaboration Target STAT6 and the Additional Collaboration Target [*] each shall expire upon the termination of the applicable Collaboration Target or the Agreement in its entirety, in each case, by Sanofi pursuant to Section 17.3 (Termination at Will) or Section 17.6(A) (Termination by Sanofi for Change of Control of Nurix) or by Nurix pursuant to Section 17.2 (Termination for Material Breach) or Section 17.4 (Termination for Bankruptcy).

(x)Section 2.10.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
(y)2.10.3    Research Results. All Research Results generated by or on behalf of (i) Nurix or (ii) solely in the case of Research Results related to Collaboration [*], either Party, in each case, under this Agreement or any Ancillary Agreement will be deemed the Confidential Information of both Parties, provided, however, that, if this Agreement or the applicable Collaboration Target is terminated (x) by Sanofi, in accordance with Section 17.3 (Termination at Will) or Section 17.6(A) (Termination by Sanofi for Change of Control of Nurix); or (y) by Nurix, in accordance with Section 17.2 (Termination for Material Breach) or Section 17.4 (Termination for Bankruptcy), then in each case of (x) and (y) upon the expiration of the Target Exclusivity Period for each applicable Target, all Research Results related to such Target that are generated by or on behalf of (i) Nurix or (ii) solely in the case of [*], in the performance of the Collaboration will be deemed the Confidential Information of Nurix, to the extent such Research Results do not include (i) any data, results or other information pertaining to any CTM comprising a Sanofi Target Binder, any Sanofi Target Binder or other Sanofi Materials, or, (ii) in the case of [*], in each case (i) and (ii), which will be deemed the Confidential Information of Sanofi. For clarity: (a) this Section 2.10.3 (Research Results) shall not limit Sanofi’s ability to exercise the license set forth in Section 17.7.2(c), in accordance with the terms and conditions thereof; and (b) Sanofi’s ability to use and disclose such Nurix Confidential Information to Third Parties is governed by Article 14 (Confidentiality), including Sanofi’s right to make disclosures as further described in Section 14.3.1(e)(ii) under customary confidentiality and non-use obligations, to the extent necessary or reasonably useful for Sanofi to exercise its rights under the license set forth in Section 17.7.2(c) (Reversion).
(z)A new Section 10.4 is hereby added to the Agreement which shall provide as follows:
10.4    Notwithstanding anything to the contrary in this Agreement, the rights and obligations described in this Article 10 (Assistance; Transition) shall not apply with respect to any Licensed Product containing a Research Plan Completion Licensed Compound.

(aa)Section 11.5.1 of the Agreement (Research Milestones) is hereby deleted in its entirety and replaced with the following:
11.5.1    Research Milestones. Subject to the terms and conditions herein (including this Section 11.5.1 (Research Milestones), Section 11.7.4 (Offset for Third Party Payments; Floor), and Section 11.10 (Additional Payment Terms), and on a Collaboration Target-by-Collaboration Target basis, Sanofi will pay the applicable amount set forth in the table below in this Section 11.5.1 (Research Milestones) (each a “Research Milestone Payment”) associated with each Research Milestone Event described in the table below (in each case as further described in Schedule 1.188) with respect to the first (and only the first) Standalone Target Binder, CTM, or Research Plan Completion Licensed Compound (as the case may be) to achieve such Research Milestone Event under this Agreement for such Collaboration Target, as may be adjusted in accordance herewith:

Research Milestone Event	Research Milestone Payment
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
TOTAL NOT TO EXCEED PER COLLABORATION TARGET:	[*]

Each Research Milestone Payment will be payable up to a maximum of one (1) time per Collaboration Target as set forth in the table above, regardless of the number of Standalone Target Binders, CTMs, or Research Plan Completion Licensed Compound, as applicable, that achieve the applicable Research Milestone Event for such Collaboration Target.
(ab)A new Section 12.7 is hereby added to the Agreement:
Nurix hereby grants to Sanofi an exclusive (even as to Nurix and its Affiliates, except as set forth in the Co-Development/Co-Commercialization Agreement and Co-Promotion Agreement (if executed)), transferrable (pursuant to Section 18.4 (Assignment; Change of Control)) and sublicensable (through multiple tiers in accordance with Section 12.4 (Sublicensing)) license, under the Nurix IP and Nurix’s interest in the [*], to [*]. For clarity, the license granted in this Section 12.7 shall be a Collaboration License.

(ac)Subsection (c) of Section 17.7.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
(ad)17.7.3(c)
(i) Sanofi hereby grants to Nurix [*] license, under [*], to Develop, Manufacture and Commercialize all Terminated Licensed Products Directed To [*] in each applicable country in the Territory, subject to Nurix’s obligations under Section 2.10.1 (Target Exclusivity). Nurix will only exercise its rights under the foregoing license with respect to Terminated Licensed Products in existence as of the applicable effective date of termination, provided that, with respect to the Initial Collaboration Target STAT6 and the Additional Collaboration Target [*], Sanofi would grant the foregoing licenses only in the case of [*]. For clarity, Sanofi shall retain the right to use all such STAT6 Sanofi Background IP and [*] Sanofi Background IP for any purpose, and all such other intellectual property rights, Patents or Know-How owned or Controlled by Sanofi for any purpose other than with respect to a Terminated Licensed Product. Nurix shall have the right to terminate all or any portion of the rights granted to it under this Section 17.7.3(c), upon written notice to Sanofi. Subject to the previous sentence, Nurix shall pay to Sanofi royalties on Annual Net Sales (as such term is applied mutatis mutandis to Nurix and its Affiliates and sublicensees) of: [*] at the following rates: [*]. For clarity, with respect to [*], the license granted to Nurix in this Section 17.7.3(c) shall be [*].
(ii) [*]
(iii) Nurix hereby grants to Sanofi a [*] license, under the Research Results generated by Sanofi related [*] that became the sole Confidential Information of Nurix upon the expiration of the Target Exclusivity Period for the Initial Collaboration Target STAT6 or the Additional Collaboration Target [*] (as applicable) in accordance with Section 2.10.3 (Research Results) to use for any purpose other than to Research, Develop or Commercialize the Terminated Licensed Products that are Directed To the Initial Collaboration Target STAT6 or the Additional Collaboration Target [*] (as applicable).
3.Miscellaneous.
(a)No Other Amendments. This Amendment shall be deemed to be a part of and incorporated into the Agreement. In the event of a conflict between this Amendment and the Agreement, this Amendment shall control. Except as expressly set forth in this Amendment, all of the terms and conditions of the Agreement, including without limitation rights and obligations with respect to Patents and Know-How, shall remain unchanged and are ratified and confirmed in all respects and remain in full force and effect.
(b)Entire Agreement. This Amendment, together with the Agreement and any exhibits or attachments thereto, contains the entire agreement by the Parties with respect to the subject matter hereof, and any reference to the Agreement shall refer to the Agreement, as amended by this Amendment.
(c)Counterparts. This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.
(d)Choice of Law. This Amendment and any Dispute arising from the performance or breach hereof will be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to any choice of law rules.
4.[Signature Page Follows]

In Witness Whereof, and intending to be legally bound hereby, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the Amendment Date.

NURIX THERAPEUTICS, INC. By: /s/ Christine Ring Name: Christine Ring Title: Chief Legal Officer	GENZYME CORPORATION By: /s/ Michael Quigley Name: Michael Quigley Title: Chief Scientific Officer
April 8, 2026	April 7, 2026

[SIGNATURE PAGE TO AMENDMENT 7]